As filed with the Securities and Exchange Commission on April 13, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	75-2768656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

202 West Colorado

La Grange, Texas 78945

(979) 968-8451

(Address of Principal Executive Offices Including Zip Code)

Texas United Bancshares, Inc. 2004 Stock Incentive Plan

(Full title of Plan)

L. Don Stricklin

202 West Colorado

La Grange, Texas 78945

(Name and address of agent for service)

(979) 968-8451

(Telephone number, including area code, of agent for service)

Copy to:

Charlotte M. Rasche

Bracewell & Giuliani LLP

South Tower Pennzoil Place

711 Louisiana Street, Suite 2300

Houston, Texas 77002

(713) 223-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1.00 par value	250,000 shares	$17.57	$4,392,500	$517.00

(1)	This Registration Statement shall also include an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the Texas United Bancshares, Inc. 2004 Stock Incentive Plan (the “Plan”).
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock on April 11, 2005, as reported on the Nasdaq National Market System, of $17.57.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

I-1

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Texas United Bancshares, Inc., a Texas corporation (the “Company”), (Commission File No. 0-49928) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement as of their respective dates:

1. The Company’s Annual Report on Form 10-K for the year ended December 31, 2004; and

2. The description of the common stock, par value $1.00 per share, contained in the Company’s Registration Statement on Form 8-A, dated July 18, 2002, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws require the Company to indemnify and hold harmless any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because such person was or is a director or officer of the Company, if it is determined that such person (i) conducted himself in good faith; (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the Company, that his conduct was in the Company’s best interest, or (b) in other cases, that his conduct was at least not opposed to the Company’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the event that the director or officer is found liable to the Company or is found liable on the basis that personal benefit was improperly received by such director or officer, whether or not the benefit resulted from an action taken in his official capacity as a director or officer of the Company, the indemnification (i) is limited to reasonable expenses actually incurred by such person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws require the Company to indemnify a director or officer against reasonable expenses incurred in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer, if he has been wholly successful on the merits or otherwise in the defense of the proceeding. The indemnification by the Company shall be to the fullest extent authorized or permitted by applicable law, as such law exists or is amended, but only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior to the amendment.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Company is not obligated to reimburse the amount of any settlement unless it has agreed in writing to such settlement. Further, the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that where any person unreasonably fails to enter into a settlement of a proceeding, the indemnification obligation of the Company in connection with such proceeding is limited to the total amount at which a settlement could have been made and the expenses incurred by such person prior to the time the settlement could have been effected.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws require the expenses of a director or officer incurred as a party to a proceeding to be paid by the Company as they are incurred and in advance of the final disposition of the proceeding, if the director or officer furnishes the Company with (i) a written statement of his good faith belief that he has met the standard of conduct necessary for indemnification under applicable laws and regulations and (ii) an unlimited, general written undertaking by or on behalf of such officer or director to repay all amounts advanced by the Company if it is ultimately determined that such person has not met such standards or that indemnification of such person in connection with such proceeding is prohibited by the Company’s Amended and Restated Articles of Incorporation or under applicable law or regulation.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws permit a director or officer to enforce his rights to indemnification or advance payment for expenses in a suit brought against the Company if such request for indemnification or advance payment for expenses is wholly or partially refused by the Company or if there is no determination with respect to such request within 60 days from receipt by the Company of written notice from the director or officer for such a determination. If such director or officer is successful in establishing in a suit his entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, the Company is required to indemnify such officer or director for costs and expenses incurred in such suit. It is not a defense to the suit and does not create a presumption that the director or officer has not met the applicable standard of conduct where (i) the Company or independent legal counsel have failed to make a determination prior to the commencement of such suit that indemnification of such director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct or (ii) the Company or independent legal counsel have made a determination that the director or officer has not met such applicable standard of conduct. In such a suit, the burden is on the Company to prove that such director or officer is not entitled to indemnification or advancement of expenses. It is a defense under such suit that the claimant has not met the standard of conduct set forth in the Texas Business Corporation Act.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the right to indemnification and advancement of expenses as they are incurred and in advance of the final disposition of a proceeding is not exclusive of other rights to which an officer or director may be entitled to under the Amended and Restated Articles of Incorporation, Amended and

Restated Bylaws, resolution of shareholder or directors, agreement or otherwise, provided that all rights to indemnification and advancement or expenses are valid only to the extent that they are consistent with applicable laws and regulations as they may be limited by the Amended and Restated Articles of Incorporation.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws permit the Company to purchase and maintain insurance on behalf of any officer or director against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as an officer or director, whether or not the Company would have the power to indemnify such person against such liability. In addition, the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws permit the Company to, for the benefit of the persons indemnified by the Company, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company, or (iv) establish a letter of credit, guaranty, or surety arrangement.

The Company’s Amended and Restated Articles of Incorporation are filed as an exhibit to this Registration Statement. The Company’s Amended and Restated Bylaws were previously filed with the Securities and Exchange Commission and are incorporated by reference to this Registration Statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1*	Amended and Restated Articles of Incorporation of the Company.

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116542)).

4.3†	Texas United Bancshares, Inc. 2004 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116542)).

5.1*	Opinion of Bracewell & Giuliani LLP as to the validity of the Common Stock registered hereunder.

23.1*	Consent of BKD, LLP, independent registered public accounting firm of the Company.

23.2*	Consent of Grant Thornton LLP, former independent registered public accounting firm of the Company.

23.3*	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Grange, State of Texas, on April 13, 2005.

TEXAS UNITED BANCSHARES, INC.
(Registrant)

By:	/s/ L. Don Stricklin
L. Don Stricklin
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Don Stricklin and Thomas N. Adams, and each of them, to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ L. Don Stricklin
L. Don Stricklin	President, Chief Executive Officer and Director (principal executive officer)	April 13, 2005

/s/ Thomas N. Adams
Thomas N. Adams	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	April 13, 2005

/s/ Jimmy Jack Biffle
Jimmy Jack Biffle	Director	April 13, 2005

/s/ Bruce Frenzel
Bruce Frenzel	Director	April 13, 2005

/s/ Michael Kulhanek
Michael Kulhanek	Director	April 13, 2005

/s/ Lee D. Mueller, Jr.
Lee D. Mueller, Jr.	Director	April 13, 2005

/s/ Hank Novak
Hank Novak	Director	April 13, 2005

/s/ Riley Peveto
Riley Peveto	Director	April 13, 2005

/s/ Michael Steinhauser
Michael Steinhauser	Director	April 13, 2005

/s/ Ervan E. Zouzalik
Ervan E. Zouzalik	Director	April 13, 2005

EXHIBIT INDEX

4.1*	Amended and Restated Articles of Incorporation of the Company.

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116542)).

4.3†	Texas United Bancshares, Inc. 2004 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116542)).

5.1*	Opinion of Bracewell & Giuliani LLP as to the validity of the Common Stock registered hereunder.

23.1*	Consent of BKD, LLP, independent registered public accounting firm of the Company.

23.2*	Consent of Grant Thornton LLP, former independent registered public accounting firm of the Company.

23.3*	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.